Exhibit 99.1

Contacts: Brian Lynch Patrick Burke (760) 931-1771

CALLAWAY GOLF COMPANY ENTERS INTO AGREEMENT TO ACQUIRE JACK

WOLFSKIN, A PREMIUM OUTDOOR APPAREL BRAND, FOR €418 MILLION

•	Jack Wolfskin is a unique and transformational opportunity that is complementary to Callaway across geographies, customer demographics and product capabilities

•	The acquisition furthers Callaway’s strategic investment in the high-growth active lifestyle market, enhancing the long-term growth profile of the company

CARLSBAD, Calif., November 30, 2018 - Callaway Golf Company (NYSE: ELY) announced today that it has entered into an agreement to acquire Jack Wolfskin for €418 million, or approximately $476 million assuming a 1.140 Euro to US Dollar conversion rate, subject to certain purchase price adjustments.

The acquisition furthers Callaway’s push into the active lifestyle category after its successful 2017 acquisitions of TravisMathew and Ogio. Jack Wolfskin is an international, premium outdoor apparel, footwear and equipment brand. The company designs premium products targeted at the active outdoor and urban outdoor customer categories.

“We are very excited to welcome the Jack Wolfskin brand into the Callaway portfolio,” commented Chip Brewer, President and Chief Executive Officer of Callaway. “Jack Wolfskin is a premium outdoor brand with tremendous international reach, being a leading brand in the European market and having a substantial presence in China. It also helps Callaway expand its presence in the high-growth, active lifestyle category.”

Mr. Brewer continued, “We are also very excited to work with Jack Wolfskin’s great leadership team, led by CEO Melody Harris-Jensbach, to maximize this brand’s growth potential.”

“We are thrilled at the prospect of joining Callaway’s growing portfolio of premium, active lifestyle brands,” said Jack Wolfskin’s Chief Executive Officer Melody Harris-Jensbach. “Callaway has proven over many years that they are great innovators and brand builders. We see that they really invest in the brands they acquire and couldn’t be happier to be working with them.”

Assuming a 1.140 Euro to US Dollar conversion rate, Jack Wolfskin had net sales of $380 million in the fiscal year ended September 30, 2018, based on preliminary unaudited results provided by Jack Wolfskin. Jack Wolfskin provides over 3,000 points of sale globally, including wholesale, company-owned retail and franchised retail stores. Post transaction, Jack Wolfskin will continue to operate out of its headquarters located in Idstein, Germany.

The $476 million purchase price values Jack Wolfskin at a multiple of approximately 12 times its fiscal 2018 adjusted EBITDA of $40 million. Excluding non-recurring transaction costs and non-cash purchase accounting adjustments, financial expectations for Jack Wolfskin are as follows:

•	Full year 2019 net sales are estimated to be flat compared to prior year, but are expected to accelerate to mid-single digit growth over the mid- to long-term.

•

Full year 2019 adjusted EBITDA, excluding purchase accounting adjustments, is estimated to be approximately $33 million, a decrease compared to the prior year as a result of incremental investments to build long-term sustainable growth as well as projected cost of living increases. The investments would include investments in design, marketing and infrastructure to allow for growth in Jack Wolfskin’s core business as well as future expansion into new regions.

•	EBITDA is estimated to reach $50 million in 3-4 years, with long-term EBITDA margins forecasted to be accretive to Callaway’s current EBITDA margins.

•

Full year non-GAAP earnings per share (EPS) is estimated to be $0.06 dilutive in year 1 and accretive in year 2. Non-GAAP EPS excludes non-recurring transaction costs, amortization of financing fees, and incremental non-cash expense resulting from the purchase accounting adjustments.

•

Full year GAAP EPS is expected to be $0.25-$0.35 dilutive in year 1 and approximately neutral in year 2. GAAP EPS includes non-recurring transaction costs and incremental non-cash expense resulting from the acquisition purchase accounting adjustments.

The acquisition is expected to close in the first quarter of 2019, subject to regulatory approvals and other customary closing conditions. Callaway intends to finance the transaction with a $476 million term loan facility, led by BofA Merrill Lynch and JP Morgan Securities LLC.

Latham & Watkins LLP acted as legal counsel and JP Morgan Securities LLC acted as exclusive financial advisor to Callaway. Kirkland & Ellis International LLP acted as legal counsel and Houlihan Lokey as exclusive financial advisor to Outdoor Holdings SCA - the holding company of Jack Wolfskin. THM Partners acted as director of and advisor to the Jack Wolfskin Group.

Conference Call and Webcast

Callaway will host a conference call at 5:30 a.m. Pacific Time to discuss today’s transaction. The call will be broadcast live over the Internet and can be accessed at http://ir.callawaygolf.com/. To listen to the call, and to access Callaway’s presentation materials, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. Pacific Time on Friday, December 7, 2018. The replay may be accessed through the Internet at http://ir.callawaygolf.com/

Non-GAAP, IFRS and Unaudited Financial Information

The financial information for Jack Wolfskin presented herein, including net sales, EBITDA and adjusted EBITDA, has been prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the European Union, and is based on preliminary unaudited results provided by Jack Wolfskin. These preliminary estimates are subject to finalization of year-end financial and accounting procedures (which have yet to be completed) and have not been audited or reviewed by Callaway’s or Jack Wolfskin’s independent public accountants. As a result, such estimates are forward-looking statements and are not guarantees of future performance or outcomes, and actual results may differ materially.

The GAAP forecasted amounts contained in this press release have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). To supplement the GAAP results, Callaway has provided certain non-GAAP financial information as follows:

Acquisition-Related Adjustments. Callaway presents the expected future dilutive or accretive impact of the Jack Wolfskin acquisition on EPS excluding non-recurring transaction costs, amortization of financing fees, and incremental non-cash expense resulting from the acquisition purchase accounting adjustments.

Adjusted EBITDA. Callaway provides information about Jack Wolfskin’s fiscal 2018 results, as well as forecasted EBITDA, excluding interest, taxes, depreciation and amortization expenses, as well as further adjusting for restated product costs at an assumed Euro/USD exchange rate of 1.14. Callaway has included in the schedules to this release a reconciliation of Jack Wolfskin’s fiscal 2018 net sales to adjusted EBITDA, based on preliminary unaudited results prepared in accordance with IFRS and provided by Jack Wolfskin.

Callaway believes this presentation of Jack Wolfskin’s EBITDA and adjusted EBITDA is useful and helps management, investors and rating agencies enhance their understanding of the impact of the Jack Wolfskin acquisition on Callaway’s financial performance. However, EBITDA and adjusted EBITDA do not have a standardized meaning, and different companies may use different EBITDA and adjusted EBITDA definitions. Therefore, Jack Wolfskin’s definition of EBITDA and adjusted EBITDA may not be comparable to the definitions used by other companies.

Non-GAAP financial measures should not be considered in isolation or as a substitute for financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of EBITDA and adjusted EBITDA to the most directly comparable GAAP financial measure. A reconciliation of Jack Wolfskin’s EBITDA and adjusted EBITDA to net income and net sales has been provided below.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, performance or prospects, and statements relating to the expected benefits of the Jack Wolfskin transaction, including future synergies and growth opportunities, and the estimated financial results and sales and earnings contribution from Jack Wolfskin, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including the risk that the Jack Wolfskin transaction may not close on the terms or timing described herein, or at all; unanticipated difficulties or expenditures relating to the transaction or the realization of the anticipated synergies and growth opportunities; the response of customers, suppliers and others to the announcement of the transaction; potential difficulties in employee retention as a result of the transaction; consumer acceptance of and demand for the Company’s products; the level of promotional activity in the marketplace; unfavorable weather conditions; future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company’s hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties. For additional information concerning these and other risks and uncertainties that could affect these statements, see Callaway’s Annual Report on Form 10-K for the year ended December 31, 2017 as well as other risks and uncertainties detailed from time to time in Callaway’s reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Callaway undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE: ELY) creates products designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells bags, accessories and apparel in the golf and lifestyle categories, under the Callaway Golf®, Odyssey®, OGIO, and TravisMathew brands worldwide. For more information please visit www.callawaygolf.com, www.odysseygolf.com, www.ogio.com, and www.travismathew.com.

About Jack Wolfskin

Jack Wolfskin is one of the leading providers of functional outdoor clothing, footwear and equipment in Europe and the largest franchisor in the German specialist sports retail market. JACK WOLFSKIN articles are currently available in more than 3,000 points of sale across the globe. JACK WOLFSKIN articles feature a high degree of functionality, user-friendliness and innovation. In recent years, JACK WOLFSKIN successfully introduced numerous material and product innovations. The company is a member of Fair Wear Foundation and a bluesign® system partner. JACK WOLFSKIN has also been a member of the “Zero Discharge of Hazardous Chemicals” initiative since 2012. Jack Wolfskin is the official provider of apparel for the Innsbruck Alpine School. For more information please visit www.jack-wolfskin.com

CONTACT: Brian Lynch

Patrick Burke

(760) 931-1771

SOURCE Callaway Golf Company

Related Links

http://cmp.callawaygolf.com/

Jack Wolfskin Adjusted EBITDA Reconciliation

	12 Months Ended September 30, 2018 (Unaudited)
All figures in thousands	As Reported* in Euro	Converted to USD **
Net sales	€333,723	$380,444
Gross profit ***	162,168	184,871
% of sales	48.6%	48.6%
Operating expenses ***	130,258	148,494
Income from operations	31,910	36,377
Interest expense	15,713	17,913
Income (loss) before income taxes	16,196	18,464
Income taxes	6,898	7,864

Net Income	€9,298	$10,600

Interest expense	15,713	17,913
Income tax expense	6,894	7,860
Depreciation and amortization expense	8,593	9,796

EBITDA	€40,499	$46,169

Estimated difference in product costs using current Euro/USD FX rate ****	(5,361)	(6,112)

Adjusted EBITDA	€35,138	$40,057

*	As reported per IFRS standards
**	USD figures converted at assumed EUR/USD conversion rate of 1.14
***	Distribution expenses reclassified from Operating Expenses to COGS
****	A significant portion of product cost is purchased in USD. This adjustment represents a restatement of those purchases at 1.14 Euro/USD spot rate as compared to actual rates at the time of purchase.